AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT

OF

SENIOR CREDIT FUND, LLC

This Amendment (this “Amendment”) to the limited liability company agreement (as currently in effect, the “Agreement”) of Senior Credit Fund, LLC, a Delaware limited liability company (the “Company”), by and between Goldman Sachs BDC, Inc. and Regents of the University of California (collectively, the “Members”), is adopted as of March 3, 2018.

W I T N E S S  E T H:

WHEREAS, the Members desire to amend the definition of “Investment Period” in the Agreement in accordance with the applicable provisions of the Agreement; and

WHEREAS, this Amendment has received Prior Board Approval and the approval of each Member as required pursuant to the Agreement,

NOW, THEREFORE, in consideration of the mutual agreements set forth below, and intending to be legally bound, the Members hereby agree as follows:

1. Definitions. All capitalized terms used but not defined herein shall have the respective meanings given thereto in the Agreement.

2. Amendment. The definition of “Investment Period” in Article 1 of the Agreement is hereby amended and restated as follows:

“Investment Period” means the period commencing on the Initial Closing Date and ending on September 3, 2018 unless sooner terminated as provided in Section 3.1(d).

3. Conditions Precedent. This Amendment shall become effective upon (i) the delivery to each of the Members of a written notice of the Board evidencing Prior Board Approval with respect to this Amendment and (ii) the execution of this Amendment by each of the Members.

4. Miscellaneous. The provisions of the Agreement set forth in Sections 10.5, 10.8, 10.11, 10.12, 10.13 and 10.20 are hereby incorporated into this Amendment by reference as if set forth herein. The Agreement shall remain in full force and effect in accordance with its terms, as amended by this Amendment.

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IN WITNESS WHEREOF, the Members have caused this Amendment to be executed and delivered as of the date first set forth above.

Goldman Sachs BDC, Inc.

By: /s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Financial Officer and Treasurer

Regents of the University of California

By: /s/ Steven Sterman
Name: Steven Sterman
Title: Authorized Signatory

[Amendment to Limited Liability Company Agreement]